Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports First-Quarter 2015 Results

Momentum Continues in Insulation and Composites; Roofing Positioned to Deliver Improved Performance for the Remainder of the Year

•	Insulation delivered 15th consecutive quarter of EBIT growth

•	Composites delivered 7th consecutive quarter of EBIT improvement

TOLEDO, Ohio - April 22, 2015 - Owens Corning (NYSE: OC) today reported consolidated net sales of $1.21 billion in the first quarter of 2015, down slightly from $1.28 billion in 2014.

First-quarter 2015 adjusted earnings were $22 million, or $0.19 per diluted share, down from adjusted earnings of $35 million, or $0.29 per diluted share, in 2014. Net earnings in the first quarter of 2015 were $18 million, or $0.15 per diluted share, compared to net earnings of $120 million, or $1.01 per diluted share last year. (See Table 3 for a discussion and reconciliation of these items.)

“Owens Corning had a good start to 2015. Insulation continues to benefit from growth in U.S. housing starts. Results in Composites reflect strong execution and operational performance. In Roofing, first quarter revenues and margins were weak. However, the Roofing business did not experience the discounting and inventory build in the channel that we saw in the same quarter last year, positioning the business to deliver higher volumes for the remainder of the year,” said Chairman and Chief Executive Officer Mike Thaman.

Consolidated First Quarter 2015 Results

•
Owens Corning maintained a high level of safety performance with a Recordable Incident Rate (RIR) of 0.64 for the three months ending March 31, 2015, compared to an RIR rate of 0.49 in the same period a year ago.

•
Adjusted earnings before interest and taxes (adjusted EBIT) in the first quarter of 2015 were $60 million, down from $77 million in 2014. Reported EBIT for the first quarter was $58 million, compared with $108 million during the same period in 2014. (See Table 2.)

•
To support growth in the North American mineral wool insulation business, the company’s Board of Directors has approved a $90 million investment in a new mineral wool plant, to be operational in late 2016.

•
During the first quarter, Owens Corning repurchased 0.3 million shares of the company’s common stock. As of March 31, 2015, 7.4 million shares remained available for repurchase under the company’s current authorization.

Outlook

The company continues to expect to benefit in 2015 from sustained improvement in the U.S. housing market and moderate global growth.

Insulation should continue to benefit from growth in U.S. residential new construction, improved pricing and operating leverage.

In Composites, the company previously expected EBIT improvement of $50 million less foreign currency impact of $20 million associated with a stronger U.S. dollar. Based on a strong start to the year, the company now anticipates a full-year EBIT improvement of up to $70 million less foreign exchange impact of $25 million at current exchange rates.

In Roofing, the company continues to expect the full year market demand to be in line with last year. Market dynamics in the first quarter positioned the business for stronger volumes at better margins for the remainder of the year.

The company estimates an effective tax rate of 30 percent to 32 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.2 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be $120 million to $130 million in 2015. Capital expenditures in 2015 are now expected to total approximately $380 million, a $25 million increase over the prior estimate due to a portion of the cost for the construction of the new mineral wool plant. Interest expenses are expected to be about $110 million.

Next Earnings Announcement

Second-quarter 2015 results will be announced on Wednesday, July 22, 2015.

Conference Call and Presentation

Wednesday, April 22, 2015
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 395-3692 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/owens150422.html

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through April 29, 2015. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-627-30
Replay available at http://services.choruscall.com/links/owens150422.html
Webcast replay available until April 22, 2016

About Owens Corning

Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2014 sales of $5.3 billion and employs about 15,000 people in 26 countries. It has been a Fortune 500® company for 60 consecutive years. For more information, please visit www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors that may cause actual results to differ materially from those projected in these statements. Such factors include, without limitation: economic and political conditions, including levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; foreign exchange and commodity price fluctuations; our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation of new business systems; international economic and political conditions including new legislation or other governmental actions; our ability to use our net operating loss carry forwards; research and development activities and intellectual property protection; interest rate movements; labor disputes and litigation; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and, factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of April 22, 2015, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2015	2014
NET SALES	$1,207	$1,278
COST OF SALES	998	1,044
Gross margin	209	234
OPERATING EXPENSES
Marketing and administrative expenses	129	132
Science and technology expenses	17	19
Charges related to cost reduction actions	—	12
Other expenses (income), net	5	(37)
Total operating expenses	151	126
EARNINGS BEFORE INTEREST AND TAXES	58	108
Interest expense, net	26	27
EARNINGS BEFORE TAXES	32	81
Less: Income tax expense (benefit)	13	(39)
NET EARNINGS	19	120
Less: Net earnings attributable to noncontrolling interests	1	—
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$18	$120
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.15	$1.02
Diluted	$0.15	$1.01
Dividend	$0.17	$0.16
WEIGHTED AVERAGE COMMON SHARES
Basic	117.8	117.8
Diluted	118.5	118.7

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended March 31,
	2015	2014
Charges related to cost reduction actions	$—	$(12)
Other items related to cost reduction actions	(2)	—
Gain on sale of Hangzhou, China facility	—	45
Net loss related to Hurricane Sandy	—	(2)
Total adjusting items	$(2)	$31

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended March 31,
	2015	2014
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$18	$120
Less: Net earnings attributable to noncontrolling interests	1	—
NET EARNINGS	19	120
Less: Income tax expense (benefit)	13	(39)
EARNINGS BEFORE TAXES	32	81
Interest expense, net	26	27
EARNINGS BEFORE INTEREST AND TAXES	58	108
Less: adjusting items from above	(2)	31
ADJUSTED EBIT	$60	$77

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended March 31,
	2015	2014
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$18	$120
Adjustment to remove adjusting items, net of tax	1	(22)
Adjustment to remove significant tax reserve reversals	—	(74)
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	3	11
ADJUSTED EARNINGS	$22	$35

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.15	$1.01
Adjustment to remove adjusting items, net of tax	0.01	(0.19)
Adjustment to remove significant tax reserve reversals	—	(0.62)
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	0.03	0.09
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.19	$0.29

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	117.8	117.8
Non-vested restricted and performance shares	0.3	0.4
Options to purchase common stock	0.4	0.5
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	118.5	118.7

*
For 2015 we have used a pro forma effective tax rate of 31%. For comparability, in 2014, we have used an effective tax rate of 30% that excludes the resolution of a significant uncertain tax position and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	March 31, 2015	December 31, 2014
CURRENT ASSETS
Cash and cash equivalents	$77	$67
Receivables, less allowances of $9 at March 31, 2015, and $10 at December 31, 2014	844	674
Inventories	825	817
Assets held for sale	14	16
Other current assets	235	233
Total current assets	1,995	1,807
Property, plant and equipment, net	2,851	2,899
Goodwill	1,168	1,168
Intangible assets	1,013	1,017
Deferred income taxes	434	444
Other non-current assets	235	220
TOTAL ASSETS	$7,696	$7,555
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$895	$949
Short-term debt	14	31
Long-term debt – current portion	3	3
Total current liabilities	912	983
Long-term debt, net of current portion	2,274	1,991
Pension plan liability	424	447
Other employee benefits liability	249	252
Deferred income taxes	22	22
Other liabilities	132	130
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,946	3,954
Accumulated earnings	803	805
Accumulated other comprehensive deficit	(591)	(550)
Cost of common stock in treasury (c)	(515)	(518)
Total Owens Corning stockholders’ equity	3,644	3,692
Noncontrolling interests	39	38
Total equity	3,683	3,730
TOTAL LIABILITIES AND EQUITY	$7,696	$7,555

(a)10 shares authorized; none issued or outstanding at March 31, 2015, and December 31, 2014
(b)400 shares authorized; 135.5 issued and 118.0 outstanding at March 31, 2015; 135.5 issued and 117.8 outstanding at December 31, 2014
(c)17.5 shares at March 31, 2015, and 17.7 shares at December 31, 2014

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2015	2014
NET CASH FLOW USED FOR OPERATING ACTIVITIES
Net earnings	$18	$120
Adjustments to reconcile net earnings to cash used for operating activities:
Depreciation and amortization	75	76
Gain on sale of fixed assets	—	(45)
Deferred income taxes	4	(45)
Provision for pension and other employee benefits liabilities	5	5
Stock-based compensation expense	8	8
Other non-cash	—	(1)
Change in working capital	(244)	(377)
Pension fund contribution	(14)	(14)
Payments for other employee benefits liabilities	(5)	(6)
Other	4	7
Net cash flow used for operating activities	(149)	(272)
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Additions to plant and equipment (including alloy)	(56)	(51)
Proceeds from the sale of assets (including alloy) or affiliates	—	(3)
Net cash flow used for investing activities	(56)	(54)
NET CASH FLOW PROVIDED BY FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	529	484
Payments on senior revolving credit and receivables securitization facilities	(247)	(149)
Net increase (decrease) in short-term debt	(17)	24
Cash dividends paid	(39)	—
Purchases of treasury stock	(19)	(29)
Other	7	5
Net cash flow provided by financing activities	214	335
Effect of exchange rate changes on cash	1	(1)
Net increase in cash and cash equivalents	10	8
Cash and cash equivalents at beginning of period	67	57
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$77	$65

Table 6
Owens Corning and Subsidiaries
Segment and Business Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended March 31,
	2015	2014
Net sales	$478	$477
% change from prior year	—%	4%
EBIT	$60	$27
EBIT as a % of net sales	13%	6%
Depreciation and amortization expense	$32	$34

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended March 31,
	2015	2014
Net sales	$379	$355
% change from prior year	7%	8%
EBIT	$7	$1
EBIT as a % of net sales	2%	—%
Depreciation and amortization expense	$24	$25

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended March 31,
	2015	2014
Net sales	$393	$497
% change from prior year	-21%	-18%
EBIT	$20	$80
EBIT as a % of net sales	5%	16%
Depreciation and amortization expense	$9	$9

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended March 31,
	2015	2014
Charges related to cost reduction actions	$—	$(12)
Other items related to cost reduction actions	(2)	—
Gain on sale of Hangzhou, China facility	—	45
Net loss related to Hurricane Sandy	—	(2)
General corporate expense and other	(27)	(31)
EBIT	$(29)	$—
Depreciation and amortization	$10	$8